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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of IDT Corporation (the "Company") for the registration of an aggregate of 500,000 shares of the Company's common stock, par value $.01 (the "Common Stock"), and an aggregate of 10,853,500 shares of the Company's Class B common stock, par value $.01 (the "Class B Common Stock"), (i) 500,000 shares of Common Stock and 500,000 shares of Class B Common Stock of which are issuable upon exercise of stock options granted pursuant to the Stock Option Agreements, dated as of March 1, 1999, between the Company and each of the optionees listed in note (9) to the "Calculation of Registration Fee" table in the Registration Statement, (ii) 6,600,000 shares of Class B Common Stock of which are issuable under the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated and (iii) 3,753,500 shares of Class B Common Stock of which are issuable upon exercise of stock options granted pursuant to the Stock Option Agreements between the Company and each of the optionees listed in note (7) to the "Calculation of Registration Fee" table in the Registration Statement, of our report dated October 24, 2000 with respect to the consolidated financial statements and schedule of the Company included in its Annual Report on Form 10-K for the year ended July 31, 2000, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP
                                               ---------------------------------
                                               ERNST & YOUNG LLP

New York, New York
June 19, 2001